
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada) extracted from the accounting records of Mitel Corporation and included in the Consolidated
Statements of Income for the Three Months Ended June 27, 1997 and the
Consolidated Balance Sheets at June 27, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> CANADIAN DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-27-1998
<PERIOD-END>                               JUN-27-1997
<EXCHANGE-RATE>                                1.38125<F1>
<CASH>                                          11,567
<SECURITIES>                                   125,211
<RECEIVABLES>                                  150,252
<ALLOWANCES>                                     9,504
<INVENTORY>                                     89,464
<CURRENT-ASSETS>                               390,470
<PP&E>                                         430,338
<DEPRECIATION>                                 247,297
<TOTAL-ASSETS>                                 584,265
<CURRENT-LIABILITIES>                          161,367
<BONDS>                                         42,471
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,180
<COMMON>                                       153,409
<OTHER-SE>                                     168,403
<TOTAL-LIABILITY-AND-EQUITY>                   584,265
<SALES>                                        182,016
<TOTAL-REVENUES>                               182,016
<CGS>                                           91,981
<TOTAL-COSTS>                                   91,981
<OTHER-EXPENSES>                                66,778
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 938
<INCOME-PRETAX>                                 23,553
<INCOME-TAX>                                     5,343
<INCOME-CONTINUING>                             18,210
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    18,210
<EPS-PRIMARY>                                     0.16<F2>
<EPS-DILUTED>                                     0.16<F3>

<F1> The period ended foreign exchange rate of 1.38125 is used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars.
     The three month moving average foreign exchange rate of 1.38674 is used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2> EPS-Primary is EPS-Basic under Canadian generally accepted accounting principles.
<F3> EPS-Diluted is EPS-Fully Diluted under Canadian generally accepted accounting principles.

